UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2024

CONTANGO ORE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35770	27-3431051
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

516 2nd Avenue, Suite 401 Fairbanks, Alaska	99701
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (907) 888-4273

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CTGO	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 11, 2024, Contango ORE, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity LLC and Cormark Securities Inc. (collectively, the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 731,750 units (the “Units”) of the Company. Each Unit consists of (i) one share (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) one-half of one accompanying warrant (the “Warrants”). Each whole Warrant is exercisable to purchase one share of the Company’s common stock. All of the Shares and Warrants are being sold by the Company. The offering price of the Units was $20.50 per Unit, and the Underwriters agreed to purchase the Units from the Company pursuant to the Underwriting Agreement at a price of $19.3725 per Unit (the “Purchase Price”).

The Company estimates that the net proceeds from the Offering will be approximately $14,175,827 million after deducting underwriting discounts and commissions.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (File No. 333-260511), filed on October 26, 2021, as amended on November 12, 2021, that was declared effective by the Securities and Exchange Commission (the “Commission”) on November 17, 2021. A preliminary prospectus supplement relating to the Offering was filed with the Commission on June 10, 2024. The closing of the Offering is expected to take place on or about June 12, 2024, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01	Other Events.

On June 10, 2024, the Company issued a press release announcing that it had commenced the Offering. A copy of the press release is attached as Exhibit 99.1 hereto, and is incorporated herein by reference. On June 11, 2024, the Company issued a press release announcing that it had priced the Offering. A copy of the press release is attached as Exhibit 99.2 hereto, and is incorporated herein by reference.

A copy of the legal opinion and consent of Holland & Knight LLP relating to the Shares and the Warrants is attached as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement by and among Contango Ore, Inc., Canaccord Genuity LLC and Cormark Securities Inc., dated June 11, 2024.

5.1	Opinion of Holland & Knight LLP.

23.1	Consent of Holland & Knight LLP (contained in Exhibit 5.1).

99.1	Press Release of the Company, dated June 10, 2024.

99.2	Press Release of the Company, dated June 11, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO ORE, INC.

By:	/s/ Michael Clark
Mike Clark
Chief Financial Officer and Secretary

Dated: June 11, 2024